Exhibit 99.1

E2open Announces Third Quarter of Fiscal Year 2013 results

Non-GAAP revenue of $19.5million increases 31% year-over-year

Positive cash flow from operations of $1.3 million

Company increases fiscal 2013 bookings growth guidance to 30%-35%

Foster City, CA (January 2, 2013) – E2open, Inc. (NASDAQ: EOPN), a leading provider of strategic, cloud-based software solutions for collaborative execution across global trading networks, today announced financial results for the quarter ended November 30, 2012.

“E2open continued to execute at a high level during our third fiscal quarter, which contributed to financial results that were above the high-end of our guidance,” said Mark Woodward, E2open’s President and CEO. “E2open continues to transform supply chain management with our comprehensive cloud-based platform, allowing enterprises across a number of verticals to collaborate more effectively with their partners around the world. The resulting improvement in visibility, efficiency, and productivity continues to deliver a significant ROI for our clients and is fueling E2open’s business momentum.”

Mr. Woodward added, “We are increasing our fiscal 2013 bookings growth guidance to 30% to 35% based on the strength of our third quarter performance, combined with a healthy pipeline of opportunities. This is greater than our expected fiscal 2013 revenue growth and represents an acceleration from our fiscal 2012 bookings growth of 28%. We remain very optimistic about E2open’s long-term growth opportunity and market position.”

Third Quarter Financial Highlights:

•	GAAP Revenue: Total GAAP revenue was $19.0 million for the third quarter of fiscal 2013; subscriptions and support revenue was $11.2 million, and professional services revenue was $7.8 million.

•

Non-GAAP Revenue: Non-GAAP revenue for the third quarter of fiscal 2013 includes $0.5 million from the impact of a contract amendment that accelerated revenue from future periods to the second quarter of fiscal 2013. Total non-GAAP revenue was $19.5 million, an increase of 31% compared to $14.8 million for the third quarter of fiscal 2012 and 6% compared to $18.4 million for the second quarter of fiscal 2013. Subscriptions and support revenue was $11.3 million, an increase of 21% compared to $9.3 million for the third quarter of fiscal 2012 and 8% compared to $10.4 million for the second quarter of fiscal 2013. Professional services revenue was $8.2 million, an increase of 49% compared to $5.5 million for the third quarter of fiscal 2012 and 3% compared to $7.9 million for the second quarter of fiscal 2013.

•

GAAP Income (Loss) from Operations: GAAP income (loss) from operations was $0.0 million compared to ($0.8) million for the third quarter of fiscal 2012 and $4.8 million for the second quarter of fiscal 2013.

•

Non-GAAP Income (Loss) from Operations: Non-GAAP income (loss) from operations was $1.1 million compared to ($0.7) million for the third quarter of fiscal 2012 and $0.7 million for the second quarter of fiscal 2013.

•

GAAP Net Income (Loss): GAAP net income (loss) was ($0.1) million, compared to ($1.1) million for the third quarter of fiscal 2012 and $4.6 million for the second quarter of fiscal 2013. GAAP net income (loss) per share was ($0.00) based on 25.0 million weighted-average shares outstanding, compared to ($0.19) per share based on 6.0 million weighted-average shares outstanding for the third quarter of fiscal 2012 and $0.19 per share based on 24.4 million weighted-average shares outstanding for the second quarter of fiscal 2013.

•

Non-GAAP Net Income (Loss): Non-GAAP net income was $1.0 million, compared to ($0.9) million for the third quarter of fiscal 2012 and $0.5 million for the second quarter of fiscal 2013. Non-GAAP net income per share was $0.04 based on 26.9 million weighted-average shares outstanding, compared to ($0.05) based on 20.8 million weighted-average shares outstanding for the third quarter of fiscal 2012 and $0.02 based on 24.4 million weighted-average shares outstanding for the second quarter of fiscal 2013.

•	Adjusted EBITDA: Adjusted EBITDA was $1.5 million compared to ($0.3) million for the third quarter of fiscal 2012 and $1.1 million for the second quarter of fiscal 2013.

•

Cash Flow: Cash flow from operations was $1.3 million, leading to free cash flow of $1.2 million after taking into consideration $0.1 million of capital expenditures. This compares to $0.8 million in cash flow from operations and free cash flow of $0.7 million after taking into consideration $0.1 million of capital expenditures for the third quarter of fiscal 2012.

•	Balance sheet: Cash and investments was $43.2 million, compared to $43.8 million at the end of the second quarter of fiscal 2013.

Third Quarter & Recent Business Highlights:

•	Added 4 new customers during the quarter and expanded our relationship with several other customers.

•	Year to date customer additions now stand at 15, versus 13 for fiscal 2012 as a whole.

•	Ended the quarter with 69 customers, 34,740 unique registered trading partners, and 105,060 unique registered users on the E2open network.

•	Launched Social Supply Chain initiative, an effort focused on leveraging the power of social technologies to increase business value in a supply chain context.

•	Announced the availability of the newest version of E2 Cloud Connectivity, the foundation layer of the E2open Business Network.

•	Expanded our presence in the Japanese marketplace through a partnership with NS Solutions Corporation, a subsidiary company of Nippon Steel & Sumitomo Metal Corporation.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “Non-GAAP Financial Measures.”

Guidance:

As of January 2, 2013, E2open is providing guidance for its fourth quarter of fiscal 2013 as well as the full fiscal year 2013.

•

Fourth Quarter Fiscal 2013 Guidance: Total GAAP revenue is expected to be in the range of $18.9 million to $19.3 million. Non-GAAP revenue is expected to be in the range of $19.4 million to $19.8 million, which includes a $0.5 million impact to revenue, due to the aforementioned acceleration of revenue in the second quarter of fiscal 2013 in connection with a contract amendment. Non-GAAP income (loss) from operations is expected to be in the range of ($1.4) million to ($0.9) million. Non-GAAP income (loss) per share is expected to be in the range of ($0.06) to ($0.04) based on approximately 27.2 million weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of ($1.0) million to ($0.5) million.

•

Full Year Fiscal 2013 Guidance: Total GAAP revenue is expected to be in the range of $76.3 million to $76.7 million, including $3.6 million of revenue accelerated from future periods into the second quarter of fiscal 2013 associated with a contract amendment. Excluding the aforementioned contract amendment (a nonrecurring item), total non-GAAP revenue is expected to be in the range of $72.7 million to $73.1 million. The following non-GAAP guidance excludes the revenue accelerated from future periods due to the contract amendment. Non-GAAP income (loss) from operations is expected to be in the range of ($1.3) million to ($0.8) million. Non-GAAP loss per share is expected to be in the range of ($0.08) to ($0.06) based on approximately 25.3 million weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of $0.3 million to $0.8 million. Free cash flow is expected to be in the range of ($4.2) million to ($3.1) million. Bookings are expected to be in the range of $94.0 million to $98.0 million, representing growth of approximately 30% to 35% compared to fiscal 2012.

With respect to the Company’s expectations under “Guidance” above, the Company has not reconciled non-GAAP loss from operations or non-GAAP loss per share to GAAP loss from operations and GAAP loss per share because these items are out of the Company’s control and/or cannot be reasonably predicted.

Conference Call Details:

•	What: E2open financial results for the third quarter of fiscal 2013 and outlook for the fourth quarter of fiscal 2013 and the full year of fiscal 2013

•	When: Wednesday, January 2, 2013 at 2PM PT (5PM ET)

•

Dial in: To access the call in the U.S., please dial (877) 303-6306, and for international callers dial (631) 813-4727. Callers may provide confirmation number 80858594 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://investor.e2open.com/ (live and replay)

•

Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (855) 859-2056, and for international callers dial (404) 537-3406 and enter access code 80858594.

About E2open

E2open is a leading provider of cloud-based, on-demand software solutions enabling enterprises to procure, manufacture, sell, and distribute products more efficiently through collaborative execution across global trading networks. Brand owners use E2open solutions to gain visibility into and control over their trading networks through the real-time information, integrated business processes, and advanced analytics that E2open provides. E2open customers include Celestica, Cisco, Dell, HGST, IBM, L’Oréal, LSI, Motorola Solutions, Seagate, and Vodafone. E2open is headquartered in Foster City, California with operations worldwide.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements about expected GAAP revenue, non-GAAP revenue, non-GAAP income (loss) from operations, non-GAAP income (loss) per share, and Adjusted EBITDA for the fourth quarter of fiscal 2013 and the full fiscal year, and free cash flow and bookings for the full fiscal year. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include, but are not limited to, risks associated with the company’s growth strategy; the company’s plans for future products; the company’s operating results; the company’s ability to anticipate future market demands and future needs of its customers; the company’s customer concentration; the company’s ability to effectively manage its growth; the company’s expectations regarding its use of proceeds from its initial public offering; the company’s expectations regarding expenses, sales and operations; anticipated trends and challenges in the markets in which the company operates; the company’s competition; the company’s ability to successfully enter new markets and manage its international expansion; and the company’s intellectual property.

Further information on these and other factors that could affect the company’s financial results is included in the filings made with the Securities and Exchange Commission, including the company’s Form 10-Q that will be filed for the third quarter ended November 30, 2012. These documents are available on the SEC Filings section of the Investor Relations section of the company’s website at: investor.e2open.com.

E2open, Inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Non-GAAP Financial Measures

Our reported results include certain non-GAAP financial measures, including bookings, non-GAAP revenue, non-GAAP operating income (loss), non-GAAP net income (loss), weighted average shares outstanding, non-GAAP net income (loss) per share, adjusted EBITDA, and free cash flow. Bookings represent the full value of customer orders or contracts signed during a reporting period. Non-GAAP operating income (loss) and non-GAAP net income (loss) exclude expenses related to stock-based compensation expense and noncash income taxes as they are often excluded by other companies to help investors understand the operational performance of their business and, in the case of stock-based compensation, can be difficult to predict. In addition, stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price. Non-GAAP revenue, non-GAAP operating income (loss) and non-GAAP net income (loss) also exclude the impact of certain accelerated revenue recognized in connection with a contract amendment in the second quarter of fiscal 2013. Adjusted EBITDA is defined as net income (loss) adjusted for accelerated revenue from a contract amendment, depreciation and amortization, stock-based compensation expense, interest and other expense, net, and provision for income taxes. Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures, which consist of purchases of property, equipment and software. Reconciliation tables are provided in this press release. Management believes that the use of non-GAAP financial measures provides consistency and comparability with our past financial performance, facilitates period to period comparisons of results of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

ICR

Greg Kleiner, 650-645-6675

Investor Relations

investor.relations@e2open.com

E2open, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	November 30, 2012	August 31, 2012	November 30, 2011	November 30, 2012	November 30, 2011
Revenue
Subscriptions and support	$11,215	$11,131	$9,315	$32,160	$26,563
Professional services and other	7,748	11,760	5,494	25,167	16,099

Total revenue	18,963	22,891	14,809	57,327	42,662
Cost of revenue
Cost of subscriptions and support (1)	2,175	1,998	1,928	6,212	5,599
Cost of professional services and other (1)	3,691	3,664	3,529	11,008	10,224

Total cost of revenue	5,866	5,662	5,457	17,220	15,823
Gross profit
Subscriptions and support	9,040	9,133	7,387	25,948	20,964
Professional services and other	4,057	8,096	1,965	14,159	5,875

Total gross profit	13,097	17,229	9,352	40,107	26,839
Gross margin
Subscriptions and support	81%	82%	79%	81%	79%
Professional services and other	52%	69%	36%	56%	36%

Total gross margin	69%	75%	63%	70%	63%
Operating expenses
Research and development (1)	3,621	3,557	3,401	11,270	9,880
Sales and marketing (1)	7,393	6,628	5,113	20,168	13,161
General and administrative (1)	2,050	2,277	1,661	6,109	4,305

Total operating expenses	13,064	12,462	10,175	37,547	27,346

Income (loss) from operations	33	4,767	(823)	2,560	(507)
Interest and other expense, net	(53)	(169)	(242)	(317)	(457)

Net income (loss) before income taxes	(20)	4,598	(1,065)	2,243	(964)
Income tax provision	(62)	(32)	(48)	(137)	(122)

Net income (loss)	$(82)	$4,566	$(1,113)	$2,106	$(1,086)

Net income (loss) per share:
Basic	$(0.00)	$0.33	$(0.19)	$0.13	$(0.18)

Diluted	$(0.00)	$0.19	$(0.19)	$0.08	$(0.18)

Weighted average outstanding shares:
Basic	25,021	13,875	5,985	16,243	5,880

Diluted	25,021	24,421	5,985	25,882	5,880

(1) Includes stock-based compensation expense as follows:
Cost of revenue
Cost of subscriptions and support	$53	$40	$13	$127	$33
Cost of professional services and other	128	102	33	317	89

Total cost of revenue	181	142	46	444	122
Operating expenses
Research and development	52	25	20	130	53
Sales and marketing	206	137	53	488	135
General and administrative	171	178	46	509	100

Total operating expenses	429	340	119	1,127	288

Total stock-based compensation expense	$610	$482	$165	$1,571	$410

E2open, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	November 30, 2012	February 29, 2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$18,084	$10,219
Short-term investments	15,446	—
Accounts receivable, net	19,776	16,304
Prepaid expenses and other current assets	2,566	3,211

Total current assets	55,872	29,734
Long-term investments	9,686	—
Property and equipment, net	2,570	2,249
Other assets	868	710

Total assets	$68,996	$32,693

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued liabilities	$10,684	$9,142
Deferred revenue	34,884	38,101
Lines of credit	—	9,650
Current portion of notes payable and capital lease obligations	913	1,003

Total current liabilities	46,481	57,896
Deferred revenue	1,347	6,958
Notes payable and capital lease obligations, net of current portion	210	668
Other noncurrent liabilities	412	505

Total liabilities	48,450	66,027
Stockholders’ equity (deficit):
Preferred stock	—	83,491
Common stock	25	6
Additional paid-in capital	359,048	223,776
Accumulated other comprehensive income (loss)	(17)	9
Accumulated deficit	(338,510)	(340,616)

Total stockholders’ equity (deficit)	20,546	(33,334)

Total liabilities and stockholders’ equity (deficit)	$68,996	$32,693

E2open, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	November 30, 2012	August 31, 2012	November 30, 2011	November 30, 2012	November 30, 2011
Cash flows from operating activities:
Net income (loss)	$(82)	$4,566	$(1,113)	$2,106	$(1,086)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation	610	482	165	1,571	410
Depreciation and amortization	401	386	371	1,196	1,150
Other	177	210	—	245	—
Changes in operating assets and liabilities:
Accounts receivable, net	(3,784)	(4,134)	(1,566)	(3,472)	(2,525)
Prepaid expenses and other current assets	1,177	3	183	628	(72)
Accounts payable and accrued liabilities	2,068	(100)	1,105	1,521	1,207
Deferred revenue	786	(6,966)	1,739	(8,828)	(1,109)
Deferred rent	(41)	(31)	(49)	(62)	29

Net cash provided by (used in) operating activities	1,312	(5,584)	835	(5,095)	(1,996)

Cash flows from investing activities:
Capital expenditures	(70)	(393)	(138)	(1,117)	(495)
Purchase of marketable securities, net	(10,807)	(14,336)	—	(25,143)	—
Long-term deposits	(2)	54	(88)	26	(89)

Net cash used in investing activities	(10,879)	(14,675)	(226)	(26,234)	(584)

Cash flows from financing activities:
Proceeds from lines of credit	—	9,090	13,370	30,300	31,102
Repayments of lines of credit	—	(19,950)	(13,830)	(39,950)	(27,710)
Repayment of notes payable and capital lease obligations	(150)	(1,494)	(291)	(1,895)	(873)
Proceeds from exercise of common stock options	10	128	—	170	31
Issuance of preferred stock	—	—	145	700	145
Payment of fractional shares from reverse stock split	—	(3)	—	(3)	—
Proceeds from IPO	—	52,313	—	52,313	—
Payment of deferred IPO Costs	(1,681)	(432)	(26)	(2,410)	(130)

Net cash provided by (used in) financing activities	(1,821)	39,652	(632)	39,225	2,565
Effect of exchange rate changes	(7)	(6)	5	(31)	(2)

Net increase (decrease) in cash and cash equivalents	(11,395)	19,387	(18)	7,865	(17)
Cash and cash equivalents at beginning of period	29,479	10,092	10,061	10,219	10,060

Cash and cash equivalents at end of period	$18,084	$29,479	$10,043	$18,084	$10,043

Supplemental cash flow information:
Cash paid during the period for:
Interest	$29	$107	$47	$208	$137
Income taxes	$57	$5	$37	$119	$87
Noncash financing and investing activities:
Property, software and equipment acquired under notes payable and capital leases	$32	$41	$152	$73	$152
Vesting of early exercised options	$4	$10	$19	$33	$59
Conversion of preferred stock to common stock upon IPO	$—	$84,191	$—	$84,191	$—

E2open, Inc.

GAAP to Non-GAAP Reconciliation Tables

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	November 30, 2012	August 31, 2012	November 30, 2011	November 30, 2012	November 30, 2011
Non-GAAP Revenue
GAAP Revenue
Subscriptions and support	$11,215	$11,131	$9,315	$32,160	$26,563
Professional services and other	7,748	11,760	5,494	25,167	16,099

Total	18,963	22,891	14,809	57,327	42,662
Add (Less): accelerated revenue from contract amendment
Subscriptions and support	63	(708)	—	(645)	—
Professional services and other	424	(3,823)	—	(3,399)	—

Total	487	(4,531)	—	(4,044)	—
Non-GAAP Revenue
Subscriptions and support	11,278	10,423	9,315	31,515	26,563
Professional services and other	8,172	7,937	5,494	21,768	16,009

Total	$19,450	$18,360	$14,809	$53,283	$42,662

Non-GAAP Gross Profit
GAAP Gross Profit
Subscriptions and support	$9,040	$9,133	$7,387	$25,948	$20,964
Professional services and other	4,057	8,096	1,965	14,159	5,875

Total	13,097	17,229	9,352	40,107	26,839
Add (Less): accelerated revenue from contract amendment
Subscriptions and support	63	(708)	—	(645)	—
Professional services and other	424	(3,823)	—	(3,399)	—

Total	487	(4,531)	—	(4,044)	—
Add: stock-based compensation expense
Subscriptions and support	53	40	13	127	33
Professional services and other	128	102	33	317	89

Total	181	142	46	444	122
Non-GAAP Gross Profit
Subscriptions and support	9,156	8,465	7,400	25,430	20,997
Professional services and other	4,609	4,375	1,998	11,077	5,964

Total	$13,765	$12,840	$9,398	$36,507	$26,961

Non-GAAP Gross Margin
Subscriptions and support	81%	81%	79%	81%	79%
Professional services and other	56%	55%	36%	51%	37%

Total	71%	70%	63%	69%	63%

Non-GAAP Income (Loss) from Operations
GAAP income (loss) from operations	$33	$4,767	$(823)	$2,560	$(507)
Add (Less): accelerated revenue from contract amendment	487	(4,531)	—	(4,044)	—
Add: stock-based compensation expense	610	482	165	1,571	410

Non-GAAP income (loss) from operations	$1,130	$718	$(658)	$87	$(97)

E2open, Inc.

GAAP to Non-GAAP Reconciliation Tables

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	November 30, 2012	August 31, 2012	November 30, 2011	November 30, 2012	November 30, 2011
Non-GAAP Net Income (Loss) Per Share
Numerator:
GAAP net income (loss)	$(82)	$4,566	$(1,113)	$2,106	$(1,086)
Add: (Less): accelerated revenue from contract amendment	487	(4,531)	—	(4,044)	—
Add: stock-based compensation	610	482	165	1,571	410
Add: income tax provision	62	32	48	137	122

Non-GAAP income (loss) before income taxes	1,077	549	(900)	(230)	(554)
Cash paid for income taxes	(57)	(5)	(37)	(119)	(87)

Non-GAAP net income (loss)	$1,020	$544	$(937)	$(349)	$(641)

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing diluted net income (loss) per share:
Weighted average number of shares used in computing GAAP net income (loss) per share (diluted)	25,021	24,421	5,985	25,882	5,880
Effect of potentially dilutive common stock equivalents (1)	1,855	—	14,808	—	14,959

Non-GAAP weighted average shares used in computing non-GAAP net income (loss) per share	26,876	24,421	20,793	25,882	20,839

GAAP net income (loss) per share (diluted)	$(0.00)	$0.19	$(0.19)	$0.08	$(0.18)

Non-GAAP net income (loss) per share	$0.04	$0.02	$(0.05)	$(0.01)	$(0.03)

Adjusted EBITDA
GAAP net income (loss)	$(82)	$4,566	$(1,113)	$2,106	$(1,086)
Add (Less): accelerated revenue from contract amendment	487	(4,531)	—	(4,044)	—
Add: depreciation and amortization	401	386	371	1,196	1,150
Add: interest and other expense, net	53	169	242	317	457
Add: income tax provision	62	32	48	137	122

EBITDA	921	622	(452)	(288)	643
Add: stock-based compensation expense	610	482	165	1,571	410

Adjusted EBITDA	$1,531	$1,104	$(287)	$1,283	$1,053

Free Cash Flow
Net cash provided by (used in) operating activities	$1,312	$(5,584)	$835	$(5,095)	$(1,996)
Capital expenditures	(70)	(393)	(138)	(1,117)	(495)

Free cash flow	$1,242	$(5,977)	$697	$(6,212)	$(2,491)

(1)	These securities are anti-dilutive on a GAAP basis as a result of our net loss, but are included for non-GAAP net income (loss) per share.